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                                                               EXHIBIT 10.24




                             THE RAYMOND CORPORATION

                                  PENSION PLAN











                                             As Amended     01-01-74
                                                            01-01-76
                                                            01-01-79
                                                            01-01-82
                                                            12-31-83
                                                            01-01-85
                                             08-30-85  (Eff.01-01-85)
                                                       (Rev.12-16-85)
                                             12-15-88 (Eff. 01-01-89)
                                             06-15-89 (Eff. 01-01-90)
                                             07-15-90 (Eff. 01-01-90)
                                             07-28-93 (Eff. 01-01-89)
                                             04-30-94 (Eff. 01-01-94)
                                             08-03-94 (Eff. 01-01-94)
                                             03-04-95 (Eff. 01-01-94)
                                             08-02-95 (Eff. 01-01-95)
                                             03-02-96 (Eff. 01-01-96)


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                                    CONTENTS



                                                             PAGE
                                                             ----

I.       DEFINITIONS.........................................  1

II.      ELIGIBILITY.........................................  4

III.     VESTING SERVICE AND BENEFIT SERVICE.................  5

IV.      RETIREMENT DATES....................................  7

V.       RETIREMENT BENEFITS.................................  9

VI.      PAYMENT OF RETIREMENT BENEFITS...................... 12

VII.     FINANCING AND CONTRIBUTIONS......................... 16

VIII.    TERMINATION OF SERVICE.............................. 17

IX.      DEATH BENEFITS...................................... 18

X.       ADMINISTRATIVE COMMITTEE AND ADMINISTRATION......... 20

XI.      NON-ALIENATION OF BENEFITS.......................... 21

XII.     PAYMENTS OF BENEFITS TO PERSON OTHER THAN DESIGNATED
         BENEFICIARY......................................... 21

XIII.    RIGHTS AND OBLIGATIONS OF THE CORPORATION........... 22

XIV.     MAXIMUM RETIREMENT BENEFITS......................... 24

XV.      MISCELLANEOUS....................................... 29

XVI.     DISTRIBUTIONS AFTER DECEMBER 31, 1992............... 30


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SECTION I - DEFINITIONS

The following words and terms as used in this Plan shall have the meaning set forth below, unless a different meaning is clearly required by the context. The masculine pronoun, wherever used, shall include the feminine where applicable, and the singular shall include the plural:

1.1 "Administrative Committee" means the Administrative Committee provided for in Section X hereof.

1.2 "Affiliated Employer Corporation" means a corporation which is a member of a controlled group of corporations, including the Corporation (determined under section 1563(a) of the Code without regard to section 1563(a)(4) and (e)(3)(C)), except that with respect to section 14.1 "more than 50 percent" shall be substituted for "at least 80 percent" where it appears in section 1563(a)(1) of the Code; any trade or business under common control (as defined in section 414(c) of the Code) with the Corporation; or a member of an affiliated service group (as defined in section 414(m) of the Code) which includes the Corporation.

1.3 "Anniversary Date of the Plan" means January 1, 1989 and each subsequent January 1st.

1.4 "Annual Earnings" means the amount of income paid to a Participant by the Company which is reportable for federal income tax purposes, including overtime, bonuses, commissions, premium pay, or any other compensations or special payouts considered as wages under current tax withholding regulations, and deferred amounts under the Corporation's Deferred Compensation Plan, but excluding taxable fringe benefits. Annual Earnings shall include any amount which is contributed by the Company pursuant to a salary reduction agreement and which is not included in the gross income of the Participant under sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code. For Plan Years beginning after December 31, 1988 and before January 1, 1994, the Annual Earnings taken into account for a Participant for any Plan Year shall not exceed $200,000. For Plan Years beginning after December 31, 1993, the Annual Earnings taken into account for a Participant for any Plan Year shall not exceed $150,000. Both the $200,000 and $150,000 limitations shall be adjusted for increases in the cost of living in accordance with section 401(a)(17) of the Code. In determining the Annual Earnings of a Participant for purposes of the $200,000 and $150,000 limitations, the rules of section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. Thus, if the adjusted $200,000 or $150,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Annual Earnings prior to the application of this limitation. The benefits of a Participant who had Annual Earnings in excess of $200,000 in a Plan Year beginning before 1989 and/or in excess of $150,000 in a Plan Year beginning before 1994

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         shall be determined under the formula with extended wear-away fresh start described in section 1.401(a)(4)-13(c)(4)(iii) of the Income Tax Regulations, with fresh start dates as of December 31, 1988 and/or December 31, 1993, respectively.

1.5 "Beneficiary" means any person designated by a participant to receive any death benefits payable in accordance with Section VI or Section IX.

1.6 "Benefit Service" means service recognized for purposes of computing the amount of any benefit under the Plan and for purposes of determining eligibility for certain benefits under the Plan, determined as provided in Section 3.2.

1.7      "Board" means the Board of Directors of the Corporation.

1.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.9 "Corporation" or "Company" means The Raymond Corporation, a corporation organized and existing under the laws of the State of New York, or any U.S. subsidiary corporation in which The Raymond Corporation holds 51% or more of the common or voting stock, or any designated corporate subsidiary, and which subsidiary has been approved by the Board to come under this Pension Plan.

1.10 "Employee" means any person employed by the Corporation who receives stated compensation other than a pension, severance pay, retainer or fee under contract, but excluding any Leased Employee and any person who is included in a unit of Employees covered by a collective bargaining agreement."

1.11 "Equivalent Actuarial Value" means equivalent value determined on the basis of the applicable factors set forth in Tables I through V in Appendix A of the Plan. For purposes of determining the present value of a lump sum payment under Section 6.5, (i) the applicable interest rate to be used shall be the annual rate of interest on 30-year Treasury securities for the month before the date of distribution, and
         (ii) the applicable mortality table shall be GAM-83.

1.12 "Final Average Earnings" means the annual average of the Participant's Annual Earnings during the three (3) consecutive years out of the last ten (10) years immediately prior to the earliest of his actual retirement, or termination of his service with the Corporation whichever is applicable, when such Annual Earnings are the highest, or during years of employment with the Company if for less than three (3) years of employment.

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1.13     "Former Plan" means the Raymond Pension Trust in effect as of September
         30, 1961.

1.14 "Fund " means the fund established by the contributions of the Corporation on account of this Plan.

1.15     "Hours of Service" means, and an Employee shall be credited with:

         a) Each hour for which an Employee is paid or entitled to payment for the performance of duties for the Corporation,

         b) Each hour for which an Employee is paid or entitled to payment by the Corporation on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), lay off, jury duty, military duty or leave of absence,

         c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Corporation, excluding any hour credited under (a) or (b), which shall be credited to the computation period or periods to which the award, agreement or payment pertains, rather than to the computation period in which the award, agreement or payment is made, and

         d) solely for purposes of determining whether an Employee has incurred a Break in Service under the Plan, each hour for which an Employee would normally be credited under paragraph (a) or (b) above during a period of Parental Leave but not more than 501 hours for any single continuous period. The number of hours shall be credited to an Employee under this paragraph (d) during the Plan Year in which the Parental Leave began, only if the Employee would be prevented from incurring a Break in Service for that year; otherwise, the hours under this paragraph (d) shall be credited to the succeeding Plan Year.

         No hours shall be credited on account of any period during which the Employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, worker's compensation or disability insurance laws. The Hours of Service credited shall be determined as required by Title 29 of the Code of Federal Regulations,
         Section 2530. 200b-2(b) and (c).

1.16 "Leased Employee" means any person as so defined in Section 414 (n) of the Code.

1.17 "Leave of Absence" means an absence on leave granted in writing by and at the convenience of the Corporation prior to the taking there of; or an absence on Military Service. Leave of Absence shall not include any lay-off.

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         The rules governing the granting of such Leave of Absence shall be uniformly and consistently applied to all Employees under similar circumstances.

1.18 "Military Service" shall mean only service on active duty in the Armed Forces of the United States, during the period of first enlistment, if voluntary, and during the period of enforced service, if involuntary, under laws enacted by the Congress of the United States.

1.19     "Normal Retirement Age" means the Participant's 65th birthday.

1.20 "Parental Leave " means a period in which the Employee is absent from work because of the pregnancy of the Employee, the birth of a child of the Employee or the placement of a child with the Employee in connection with the adoption of that child by the Employee, or for purposes of caring for that child for a period beginning immediately following such birth or placement.

1.21 "Participant" means an Employee who has qualified under the Plan, as provided in Section III, and whose employment with the Corporation has not terminated.

1.22 "Plan" means The Raymond Corporation Pension Plan as herein set forth or as from time to time amended.

1.23 "Plan Year" means the period from January 1, 1989 to December 31, 1989, and such subsequent period of twelve (12) consecutive months commencing January 1st.

1.24 "Trust Agreement" means the Agreement by and between the Corporation and the Trustee dated October 1, 1990 and which is hereby made a part of the Plan.

1.25 "Trustee" means such banking corporation or trust company as shall have entered in the Trust Agreement, or successor Trust Agreement, with the Corporation.

1.26 "Vesting Service" means service recognized for purposes of determining eligibility for certain benefits under the Plan, determined as provided in Section 3.1.

1.27 "Year of Service" means any Plan Year during which the Employee has not less than 1,000 hours of service.


SECTION II - ELIGIBILITY

2.1. Any Employee who was a Participant in the Plan as in effect on December 31, 1988, shall be continued as a Participant under this Plan.

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2.2      Any Employee not covered by section 2.1 shall become a Participant in the Plan on the first day of the calendar month coinciding with or next following the earlier of completion of one (1) year of Vesting Service and attainment of age 21.

2.3 The Corporation shall certify to the Administrative Committee the name of each Employee who becomes a Participant of the Plan, his date of birth, his date of employment, and such information with respect to his service and Annual Earnings as the Administrative Committee may require.

2.4 For Plan Years beginning before January 1, 1988, any Employee who first becomes employed by the Corporation within five (5) years of his normal retirement date will not be eligible for participation in this Plan.

2.5 For Plan years beginning on or after January 1, 1988, no Employee shall be excluded from participation on account of his attained age who has earned an hour of service on or after such date. For the purpose of determining when such an Employee (who is not otherwise ineligible to participate) must become eligible to participate, service credited to the Employee in the Plan year beginning before January 1, 1988 shall be taken into account. An Employee who would be eligible to participate taking such service into account and whose entry date would be before the first day of the first Plan year beginning in 1988 shall participate in the Plan as of the first day of such Plan year.


SECTION III - VESTING SERVICE AND BENEFIT SERVICE

3.1      Vesting Service

         a) Except as hereinafter provided, all service with the Company rendered by an Employee shall be Vesting Service for the purposes of the Plan. With respect to any Plan Year in which an Employee works at least 1,000 Hours of Service there shall be included in his Vesting Service a full year of Vesting Service. For any Plan Year in which any Employee works less than 1,000 hours, there will be included one (1) month of Vesting Service for each 173 Hours of Service completed.

             With respect to meeting the requirement of Section 2.2, completion of 1,000 Hours of Service during the 12 month period beginning with his date of employment or the Plan Year, which includes the first anniversary date of the employment date will satisfy the requirement. Where additional eligibility computation periods are necessary succeeding Plan Years will be used.

             The Administrative Committee shall establish rules, uniformly applicable to all Employees similarly situated, for determining the number of hours worked by an Employee in any year. In the event an Employee completes 1,000 hours of work during the 12 month period beginning with his date of employment but fails to complete 1,000

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             hours of work during the calendar year of his employment or during the calendar year following the date of his employment, he will be credited with a full year of Vesting Service for that period.

         b) There shall be a Break in Service with respect to any Plan Year after the year in which an Employee first becomes employed and prior to the year in which he retires, dies or otherwise terminates his employment with the Company during which he is not credited with more than 173 hours of service. Any service rendered prior to a Break in Service shall not be restored unless he shall complete at least one (1) year of Vesting Service following the Break in Service. Any Employee, except as to such Employees identified in the succeeding sentence, who has a break in his service and who is re-employed shall participate immediately on his re-employment, whether he was a vested or a non-vested participant at the time his break in service occurred. If an Employee who has not completed five (5) years of Vesting Service incurs five (5) consecutive one
             (1) year Breaks in Service the service rendered prior to the Break in Service thereafter be excluded from his Vesting Service.

         c) If any Employee shall have been absent from the service of the Company because of service in the Armed Forces of the United States and if he shall have returned to the service of the Company within 90 days either (i) after having become entitled to release from active duty in the Armed Forces or (ii) after hospitalization continuing after discharge for a period of not more than one (1) year, such absence shall be considered as Vesting Service.

         d)  A period during which an Employee is on a layoff of less than two
             (2) years or a Leave of Absence shall not be considered as a Break in Service and, under rules uniformly applicable to all Employees similarly situated, the Administrative Committee may authorize the inclusion of such period of leave as Vesting Service.

3.2      Benefit Service

         a) Except as hereinafter provided, all service rendered as an Employee shall be Benefit Service under the Plan, except that service rendered prior to a Break in Service which is excluded from Vesting Service in accordance with Section 3.1 will be excluded from Benefit Service; a year of Benefit Service is any Plan Year in which the Employee works not less than 2,000 Hours of Service. The Administrative Committee shall determine, under rules uniformly applicable to all Employees similarly situated, the fraction of a year of credited service to be recognized with respect to any Plan Year of an Employee's service during which he works less than 2,000 hours but not less than 1,000 hours; but in no event shall such fraction be less than the fraction the numerator of which is the number of hours worked in such year and the denominator of which is the normal number of hours worked in a year by a full time Employee.

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         b)  Upon direction of the Board of Directors uniformly applicable to all Employees similarly situated, Benefit Service shall include any period of service in the Armed Forces of the United States which is included in member's Vesting Service pursuant to Section 3.1(c). The Administrative Committee may, under rules uniformly applicable to all Employees similarly situated, grant Benefit Service for any period, not in excess of two (2) years, during which an Employee is on an approved layoff or Leave of Absence which is included in his Vesting Service pursuant to Section 3.1(d). The Compensation for either such period of absence for which Benefit Service is granted shall be at the member's rate of Compensation in effect prior to the commencement of such period.

3.3      Transfers and Employment with an Affiliated Employer

         a) If a Participant becomes employed by the Corporation in any capacity other than as an Employee, or by an Affiliated Employer Corporation, or becomes a Leased Employee, he shall retain any Benefit Service he has under this Plan, and future years of service with the Corporation or Affiliated Employer Corporation shall count as Vesting Service under the Plan. Upon his later retirement or termination of employment with the Corporation or Affiliated Employer Corporation, any benefits to which the Participant is entitled shall be determined under the Plan provisions in effect on the date he ceases to be an Employee, and only on the basis of his Benefit Service accrued while he was an Employee.

         b) Subject to the Break in Service provisions of Section III, if a person who is originally employed by the Corporation as a Leased Employee or in any capacity other than as an Employee, or by an Affiliated Employer Corporation and subsequently becomes an Employee, his period of service with the Corporation, or Affiliated Employer Corporation before becoming an Employee shall count as Vesting Service under the Plan. Upon his later retirement or termination of employment, the benefits payable under the Plan shall be computed under the Plan provisions in effect at that time, and only on the basis of the Benefit Service accrued while he is an Employee.

Employees of G.N. Johnston Equipment Co.

3.4 If an employee of G.N. Johnston Equipment Co., Ltd. becomes an Employee of the Company, all what would otherwise constitute Service hereunder at G.N. Johnston Equipment Co., Ltd. will count as Service and Benefit Service under this Plan.

Employees of Raymond Accounts Management, Inc.

3.5 Effective January 1, 1996, service with Raymond Accounts Management, Inc. (formerly Raymond Handling Technologies Company, Inc.) on or after

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         June 1, 1990 shall count as service under this Plan for purposes of determining Vesting Service and Benefit Service.

SECTION IV - RETIREMENT DATES

Normal Retirement Date

4.1 The normal retirement date of each Participant shall be the first day of the month coinciding with or next following the Participant's 65th birthday.

Early Retirement Date

4.2 A Participant may, at his option and upon such notice as the Administrative Committee may reasonably require, retire from active service prior to his normal retirement date on the first day of any month following his completion of fifteen (15) years of Benefit Service and after attaining his 55th birthday.

Disability Retirement Date

4.3 A Participant may retire from active service prior to his normal retirement date if at the time of retirement such Participant shall have at least fifteen (15) years of Benefit Service and shall have become, through some unavoidable cause, totally and permanently disabled, provided that such Employee is eligible for total and permanent disability benefits under the Social Security Act. The Retirement date in the event of such Participant's total and permanent disability shall be the first day of the month coincident with or next following the expiration of six (6) months from the date on which he became disabled.

         For purposes of this Plan, a Participant shall be deemed to be totally and permanently disabled when such disability shall have continued for a period of six (6) consecutive months. However, notwithstanding the fact that the Participant is eligible for total and permanent disability benefits under the Social Security Act, no benefits shall be payable if (i) such participant is engaged in occupation or employment for compensation, or profit in which he is able to earn in excess of $100.00 per month, or (ii) such disability was contracted, suffered, or incurred while such Participant was engaged in, or resulted from his having engaged in, a criminal enterprise, or (iii) such disability resulted from his habitual drunkenness or the use of narcotics, or (iv) such disability resulted from self inflicted injury or (v) such disability is directly incurred in or due solely to the Military Service of the Participant which prevents him from returning to employment with the Corporation and for which he receives a disability benefit or pension from the United States.

         Payment of such total and permanent disability benefits to a Participant shall terminate upon his ceasing to be eligible for total and permanent disability under the Social Security Act prior to his having attained the age of 65 years.

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Deferred Retirement Date

4.4 The deferred retirement date of an Employee who remains in the active service of the Corporation after his normal retirement date shall be the first day of the calendar month next following his actual retirement.


SECTION V - RETIREMENT BENEFITS

Retirement Benefits at Normal Retirement Date

5.1 Effective for all retirees on or after January 1, 1990, the annual Normal Retirement Pension Benefit shall be equal to the greater of (a), or (b) below:

         a) Six-tenths of one (1) percent (.6%) of the Participant's Final Average Earnings multiplied by the number of years of Benefit service:

         or

         b) One hundred fifty-six dollars ($156.00) multiplied by the number of years of the Participant's service.

         In no event shall any Participant, who was an active Employee on January 1, 1989 receive a lesser pension benefit than he would receive after giving effect to the accrued benefit such Participant had earned on December 31, 1988, plus the pension benefit earned since such date in accordance with the above benefit formulae.

Retirement Benefits at Early Retirement Date

5.2 The annual Early Retirement Pension shall be equal to the Participant's accrued Normal Retirement Pension based on his Annual Earnings and Benefit Service as of his date of early retirement and shall be payable at the option of the Participant (a) commencing as of Normal Retirement Date or (b) commencing as of actual retirement date or as of the first day of any month after actual retirement date, but reduced by the appropriate actuarial factor taking into account the age of the Participant and the earlier commencement of his retirement benefits. If, however, the Participant has completed 30 years of Benefit Service and attained age 62 as of actual retirement date, no reduction shall be applied.

         A Participant who separates from service after April 1, 1993 and meets the eligibility conditions for early retirement in Section 4.2, shall receive a supplemental pension equal to $150.00 per month. The supplemental pension shall begin as of the later of (a) January 1, 1996 or (b) the first day of the month coincident with or next following the Participant's 62nd birthday. The supplemental pension shall end on the first day of the month in which the Participant attains age 65 or the Participant dies, whichever occurs first. Notwithstanding the above, the supplemental pension shall not be payable for any month during which the Participant is covered under the Company's medical plan because he is the spouse of an Employee of the Company.

Retirement Benefit at Disability Retirement Date

5.3 The retirement benefit commencing at disability retirement date for a Participant who retires on account of total and permanent disability in accordance with Section 4.3 shall be a retirement benefit commencing on the date of retirement computed in accordance with Section 5.1. Such disability retirement benefit shall be payable to him during the continuance of total and permanent disability until such Participant attains the age of 65 years. Any such Participant who attains the age of 65 years shall be deemed to have retired as of that time in accordance with Section 4.1 and shall thereafter be entitled to receive retirement benefits in the amount as determined in accordance with
         Section 5.1.

         A Participant who has been retired with total and permanent disability and who has recovered from such disability and is re-employed shall be reinstated as a Participant in the Plan as though there had been no interruption in his Vesting Service.

         The amount of any payments made to such Participant under any Federal, State or Foreign statute under which the Corporation contributes through taxes, except contributions under the Social Security Act, or otherwise, to provide against injury, disease or disability, whether occupational or non-occupational, shall also be deducted from the amount of the Participant's disability retirement benefit.

Retirement Benefit at Deferred Retirement Date

5.4 If any Participant remains in service after his normal retirement date, in accordance with Section 4.4, his retirement benefit shall be suspended for each month during the period of deferred retirement which constitutes a month of "suspension service". For purposes of this
         Section 5.4, a month of "suspension service" is a month in which the Participant completes at least 40 Hours of Service with the Corporation. Such a Participant will receive his deferred retirement benefit commencing on his actual retirement date or after a month in which he does not complete at least 40 Hours of Service. The amount of the deferred retirement benefit will be determined in accordance with the provisions of Section 5.1 and shall be based on the Annual Earnings, Benefit Service and the terms of the Plan in effect at the time payments are to commence. If payments of the benefit are made for at least 4 consecutive months while the Participant remains in the service of the Corporation, the "suspension service" rules described in
         Section 6.6 shall govern.

Spouse's Pension

5.5     a)   In the case of the death on or after August 23, 1984 of a married
             Participant, including a Participant whose employment was terminated on or after August 23, 1984, after he had met the age and service requirements for any Pension but before his Pension begins, a spouse's Pension shall be payable to his surviving spouse for life beginning on the first day of the month immediately after the later of the Participant's date of death or the date the Participant would have reached the earliest retirement age under
             Section 4.2 (Early Retirement Date), provided that the spouse shall have been married to the Participant during the one-year period preceding his death. The Pension subsequently payable to a Participant whose spouse would have been entitled to a Pension under this Section had the Participant's death occurred, and the Pension payable to his spouse after his death, if applicable, shall be reduced for each month in the period prior to Normal Retirement
             Date during which the provisions of this Section 5.5 are in effect with respect to the Participant. No such reduction shall be made with respect to any period before the commencement of the election period specified in (d) below. The factors for Spouse's Coverage
             During Active Employment and the Factors for Spouse's Coverage
             After Retirement or Other Termination of Service are set forth in Appendix A.

         b) The Spouse's Pension shall be equal to (i) in the case of a Participant who dies after he has completed the age and service requirements for an early or normal retirement Pension, the Pension which would have been payable to the spouse if the Participant had retired on an early, normal or late retirement Pension, whichever is applicable, beginning on the first day of the month in which he died, as provided in Section 4.1, 4.2, 4.3, and (ii) in the case of any other Participant, the Pension which would have been payable to the spouse if the Participant had terminated employment on the date of his death, if he was then in active service, had elected to have his Pension begin on the earliest date provided in Section 4.4 and then had died on the next following day.

         c) The Corporation shall furnish to each married Participant within the three-year period preceding the first day of the Plan Year in which the Participant would attain age 35 or, if later, the date he first became a Participant undre Section II, a written explanation in nontechnical language which describes the terms and conditions of the spouse's Pension,the Participant's right to make, and the effect of an election to waive the spouse's Pension, the rights of the Participant's spouse and the right to make, and the effect of, a revocation of such election.

         d) An election to waive the spouse's Pension provided under this Section, or any revocation of that election, may be made at any time during the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. However, in the case of a Participant who has terminated service, the period during which he may make an election to waive the spouse's Pension with respect to his Pension accrued before his termination of service shall not begin later than the date his service terminates. An election to waive the spouse's Pension or any revocation of that election shall be made on the form provided by the Administrative Committee and shall require the written consent of the spouse, duly witnessed by a Plan representative or Notary Public, unless the spouse's consent is waived by the Administrative Committee in accordance with applicable law. The election or revocation shall be effective when the completed form is filed with the Administrative Committee.

         e) Notwithstanding the provisions of paragraph (a) above, a Participant who is not in receipt of a Pension as of August 23, 1984, whose service terminated on or after January 1, 1976 and prior to August 23, 1984 with a right to a deferred vested Pension may elect, during the period beginning on August 23, 1984 and ending on the earlier of the commencement date of the Participant's Pension or his date of death, to have the provisions of this Section apply to him.

No Duplication of Benefits

5.6 There shall be no duplication of benefits upon re-entry, if a Participant leaves the Plan and subsequently re-enters the Plan.

5.7 Any Participant, or surviving Beneficiary, who has received a retirement benefit for at least one (1) full year prior to December 31, 1983, shall have his benefit recomputed by increasing said benefit to the greater of an amount equal to three (3) percent multiplied by the number of full years elapsed from the date of retirement to December 31, 1983 times their present annual pension benefit, or five ($5.00) dollars per month. Such recomputed benefit shall thereafter be paid to the Participant, or surviving Beneficiary, as long as he is entitled to receive a benefit under the provisions of the Plan.


SECTION VI - PAYMENT OF RETIREMENT BENEFITS

Normal Form

6.1 The normal form of retirement benefit provided for in Section V, whether payable at normal, early, or deferred retirement date, shall be made in monthly installments commencing on the Participant's retirement date and must be paid in the form of a qualified joint and survivor annuity as set out below.

         If the Participant is married on his retirement date and does not make any of the elections set forth below, the benefit will be reduced to the Equivalent Actuarial Value of the benefit determined in Section V and shall be payable during the Participant's life, with the provisions that after his death a benefit at one-half the rate of the benefit payable to the Participant shall be paid during the life of, and to, his spouse.

         If the Participant is not married on his retirement date, or if a married Participant so elects, the benefit will be payable in the amount determined in accordance with Section V in the form of a life annuity which provides monthly annuity payments to the Participant during his lifetime, the first payment becoming due on the Participant's retirement date provided he is then living. Such payments will terminate with that last payment due preceding the death of the Participant, except that, if, at the date of the Participant's death 120 monthly payments have not been made, payments will be continued to the Beneficiary designated by the Participant until the total number of annuity payments made to the Participant and his Beneficiary equals
         120. If a Participant fails to designate a Beneficiary, if a designated Beneficiary dies while receiving annuity payments, a death benefit equal to the commuted value of any remaining unpaid stipulated payments will be paid to the estate of the Participant.

Optional Joint and Survivor Form

6.2 In lieu of forms of a retirement benefit set forth above, a Participant may elect the optional joint and survivor form. This form provides monthly annuity payments, the first payment becoming due on the Participant's retirement date provided he is then living. Such payments will be made to the Participant during his lifetime and after his death will be continued in the same amount, two-thirds thereof or one-half thereof, as the Participant may elect, to the Beneficiary designated by the Participant provided such Beneficiary survives the Participant. The payments will terminate with the last payment due preceding the death of the Participant or of his Beneficiary, whichever occurs last.

         The monthly amount payable thereunder will be determined by applying to the amount of the retirement benefit on the normal form otherwise payable to the Participant the percentage applicable to the Participant and his designated Beneficiary at their respective ages at nearest birthday on the Participant's retirement date as set forth in Appendix A; such percentage being based on the proportion of the reduced amount of retirement benefit which is to be continued to the designated Beneficiary after the death of the Participant.

         The application of the computation of the Joint and Survivor Form of benefit, as set out directly above, shall not reduce the benefit which had been accrued on December 31, 1983, for any individual who was a Participant before January 1, 1983, utilizing any percentage applicable from previous tables that varied benefits based on the sex on the Participant.

Optional Life Form

6.3 In lieu of the forms of retirement benefit set forth above, a Participant may elect the optional life form. This form provides monthly payments to the Participant during his lifetime, the first payment becoming due on the Participant's retirement date provided he is then living. The payments will terminate with the last payment due preceding the death of the Participant.

         The monthly amount payable under this option will be determined by applying to the amount of the retirement benefit in the normal form otherwise payable to a Participant, the percentage from Appendix A applicable to the Participant for his age at his nearest birthday to his retirement date.

Elections of Options

6.4      a)  A married Participant's election of any option which does not provide for monthly payment to his spouse for life after the Participant's death, in an amount equal to at least 50% but not more than 100% of the monthly amount payable under the option to the Participant, shall be effective only if the spouse's written consent to the election is received by the Administrative Committee. The spouse's written consent shall be witnessed by a Plan representative or notary public and shall acknowledge the effect on the spouse of the Participant's election of the option. If the Participant establishes to the satisfaction of the Administrative Committee that spousal consent cannot be obtained because the Participant's spouse cannot be located, then no spousal consent is needed.

         b) The Corporation shall furnish to each married Participant within a reasonable time, but more than 90 days, before payment of his Pension is to begin, a written explanation in nontechnical terms and conditions of the joint and survivor Pension provided under
             Section 6.1, the financial effect upon the Participant's Pension of making an election of the Optional Joint and Survivor Form (Section
             6.2 above) or the effect of making an election for the Optional Life Form (Section 6.3 above) in lieu of the Normal Form (Section
             6.1 above), the rights of the Participant's spouse as provided in paragraph (a) above, and the right of the Participant to make, and to revoke, an election under Section 6.2 or 6.3. An election under either 6.2 or 6.3 shall be made on a form provided by the Administrative Committee, and may be made at any time after the information is furnished to the Participant and before the date the Participant's Pension begins; provided that the period during which the election may be made shall be a period of at least 90 days. However, a married Participant may file with the Administrative Committee more than 90 days before the date his Pension is to begin a written request for detailed information as to the amount of his Pension under the various options available to him. If he makes that request, the period during which an election of an optional payment form may be made shall be extended, if necessary, to include the 60 days following receipt by the Participant of that information.

         c) An election of either of the options under Sections 6.2, or 6.3 may be revoked on a form provided by the Administrative Committee and a new election may be made, during the applicable election period. An election of an optional benefit shall be effective on the date the Participant's Pension begins. A revocation of any election shall be effective when the completed form is filed with the Administrative Committee. If a Participant who has elected an optional benefit dies before the date the election of the option becomes effective, the election shall be revoked. If the Beneficiary designated under an option dies before the date the election of the option becomes effective, the election shall be revoked.

         d) In the event that a vested Participant has elected to receive a qualified joint and survivor form of benefit, such Participant:

             (i) may elect with the written consent of his or her spouse to a specified alternate beneficiary not to take the joint and survivor annuity and,

             (ii) may revoke an election not to take a joint and survivor annuity, or choose again to take a joint and survivor annuity at any time, or any number of times, within the applicable election period as set out in Section 5.5(d).

Frequency of Payment of Retirement Benefits

6.5 Retirement benefits hereunder will be paid monthly except that if such payments would amount to less than $10.00 each, the right is reserved to make payments at less frequent intervals; provided, however, that if the annual rate of retirement benefit payable to a Participant or his designated Beneficiary is less than $80.00 and the Equivalent Actuarial Value of the benefit is less than or equal to $3,500, payment shall be made to such Participant or his designated Beneficiary in one (1) lump sum equal to the Equivalent Actuarial Value of the retirement benefit and such payment will be in full settlement of all liability on account of such Participant or his designated Beneficiary.

Restoration of Retired Participant or Former Participant to Service

6.6 If a retired Participant or former Participant in receipt of a deferred vested retirement benefit is restored to service with the Corporation prior to his normal retirement date, his retirement benefit shall cease and any election of an optional benefit in effect thereunder shall become void. Any election of a spouse's allowance under Section 9.6 in effect at the time of his retirement shall again become effective. Any Vesting Service and Benefit Service to which he was entitled when he retired shall be restored to him, and upon subsequent retirement his allowance shall be based on the benefit formula then in effect and his Annual Earnings and Benefit Service before and after the period of prior retirement, reduced by an amount of equivalent actuarial value to the benefits he received before his restoration to service. The part of the retired Participant's retirement benefit upon subsequent retirement payable with respect to benefit service rendered before the period of his previous retirement shall in no event be less that the amount of his previous retirement benefit modified to reflect any option in effect on his subsequent retirement.

         If any retired Participant or former Participant in receipt of a deferred vested retirement benefit is restored to service with the Corporation as an Employee on or after his normal retirement date and completes more than 750 hours of service in a calendar year, his retirement benefit shall be suspended for each month during the period of restoration, after he has completed 750 hours of service, which constitutes a month of "suspension service".

6.7      Latest Commencement of Payments

         a) A Participant's Pension shall begin not later than the 60th day following the end of the Plan Year in which occurs the latest of:

             (i)   the Participant's 65 birthday,

             (ii) the tenth anniversary of the date on which he became a Participant, or

             (iii) the date he terminates service with the Corporation.

         b) In no event shall the provisions of paragraph (a) above operate so as to allow the Participant's Pension to begin later than:

             (i) the April 1 following the calendar year in which the Participant attains age 70 1/2, or

             (ii) in the case of a Participant who does not own either (A) more than five (5) percent of the outstanding stock of the Corporation, or (B) stock possessing more than five (5) percent of the total combined voting power of all stock of the Corporation, the April 1 following the calendar year in which he retires under Section 4.1, 4.2, or 4.3.

6.8 Anything to the contrary notwithstanding, any distribution from the Plan shall be made in accordance with section 401(a)(9) of the Code and the regulations thereunder.


SECTION VII - FINANCING AND CONTRIBUTIONS

7.1 The Corporation has executed a Trust Agreement with the Trustee to manage and operate the Fund and to receive, hold, invest, and disburse such contributions, interest and other income as may be necessary to pay the retirement benefits under the Plan. The Corporation in its discretion may continue the Trust Agreement or may change from trust funds to insured funds or from insured funds to trust funds provided
         (i) the rights and obligations of the parties shall remain substantially the same except as may necessarily be changed in order to effect such transfer, and (ii) any change will not adversely affect Internal Revenue Service approval. The Trustee may be authorized to pay retirement benefits directly or if instructed by the Administrative Committee, to buy group annuity contracts or individual annuity policies before or after the retirement of Participants (including but not limited to contracts of the deposit administration type) and to pay the premium for such contracts or policies.

7.2 The Corporation shall make such annual contributions to the Fund or pay such premiums to any insured fund or both as will be sufficient under sound actuarial principles determined by a qualified actuary to provide the retirement benefits under the Plan and to meet the minimum requirements of any applicable law.

         Any forfeitures shall be used to reduce the contributions of the Corporation otherwise payable, and will not be applied to increase the benefits any Participant would receive under the Plan; forfeitures will not be used to reduce employers contributions until the year of the Break in Service.


SECTION VIII - TERMINATION OF SERVICE

8.1 Upon termination of a Participant's employment for any reason other than retirement, death or total and permanent disability, the Corporation shall give prompt written notice thereof to the Administrative Committee that the service of such Participant has been terminated and the date of such termination.

8.2 Upon the attainment of Normal Retirement Age, a Participant shall be 100% vested. Upon termination of a Participant's employment with the Corporation for any reason other than retirement, death or total and permanent disability, such Participant shall retain rights to a percentage of the retirement benefit commencing at his normal retirement date in accordance with Section V hereof as follows:

                                                   Vested Interest In
             Years of Vesting Service          Accrued Retirement Benefit
             ------------------------------------------------------------
                 Less than 5 years                  No vested benefit
                 5 years, or more1                     100% vested

 (1) Such Vesting Benefit to be applicable only to Participants terminating on or after January 1, 1989.

         The accrued retirement benefit, in accordance with Section V will be determined based on Annual Earnings and Benefit Service completed up to the date of termination of employment. In no event shall a Participant's vested benefit be less than the amount to which he would have been entitled based on the Plan provisions in effect on December 31, 1988.

8.3 If, on the date of the Participant's termination of employment, he had completed 15 years of Benefit Service but had not reached age 55, he may on or after attainment of age 55 elect to receive, commencing on the first day of the month next following the date his election is received by the Administrative Committee, benefits at a reduced amount which shall be of Equivalent Actuarial Value to the deferred allowance commencing at this normal retirement date.

8.4 Subject to the provisions of Section XVI, a lump sum payment of Equivalent Actuarial Value shall be made in lieu of all benefits if the present value of any Pension amounts to $3,500 or less. The lump sum payment may be made at any time on or after the date the Participant terminates employment.


SECTION IX - DEATH BENEFITS

9.1 Upon the death of a Participant before his normal or early retirement date, whichever is applicable, his death benefits shall be those payable under provisions of the Corporation's Group Supplemental Term Insurance program. This death benefit coverage will be subject to such restrictions as may be contained in the group life insurance contract in force from time to time which the Corporation intends to maintain with a recognized insurance company on the life of every Participant.

9.2 Upon the death of a Participant after his normal retirement date but prior to actual retirement, any monthly benefit which his designated Beneficiary would have been entitled to receive had he actually retired on the day before his death, will be paid to said Beneficiary in the manner and to the extent provided in Section VI.

9.3 Upon the death of a Participant after his normal retirement date and after his actual retirement date and after his actual retirement, any death benefit payable to his designated Beneficiary or to the executor or the administrator of his estate shall be limited to any monthly benefits that may then be unpaid, if any, as provided in Section VI.

9.4 Upon the death of a Participant after retirement at his early retirement date, the death benefit, if any, payable to his designated Beneficiary or to the executor or administrator of his estate shall be limited to any monthly benefits that may then be unpaid as provided in
         Section VI.

9.5 Notwithstanding the foregoing, if a Participant who was a Participant under the Former Plan dies before his normal retirement date, the death benefit payable to his estate shall in no event be less than the death benefit provided under the Former Plan as certified to the Insurance Company by the Trustee.

9.6      a)  A Participant who is employed during the period beginning on the later of:

             (i) The earliest date, as provided for in Section IV, on which a Participant may elect to receive retirement benefits;

             (ii) The first day of the 120th month beginning before the Participant reaches Normal Retirement Age; or

             (iii) The date on which the Participant begins participation, will be given an opportunity to elect to have a survivor benefit payable to his or her spouse in event of his or her death prior to Normal Retirement Age under the Plan. Upon retirement, the allowance payable to a Participant who has made such election and, if applicable, to his spouse upon his death after retirement, shall be reduced by an amount which is of Equivalent Actuarial Value to the spouse's allowance which would have been provided under such election had he died prior to retirement. Upon the death of such a Participant prior to his normal retirement date or his retirement, whichever occurs first, an allowance shall be payable to his surviving spouse, provided that he and said spouse have been married throughout the one (1) year period ending on the date of his death.

         b) The "early survivor annuity" shall be equal to the allowance which would have been payable to the spouse if the Participant had retired on an early retirement allowance commencing on the first day of the month preceding his date of death in accordance with Sections 4.2 and 5.2.

             The Administrative Committee shall give notice to each Participant six (6) months prior to date he becomes eligible as outlined above, as to the availability of the "early survivor annuity" and a general explanation as to the financial impact of making the election.

         c) An election under this section shall become effective one (1) year after the Participant's notice of election is received by the Administrative Committee, but not earlier than the date on which he first meets the age and service requirements for early retirement. If the Participant or his spouse dies prior to the time such election becomes effective, the election shall thereby be revoked, except that if the Participant's death is due to accidental causes and occurs after the date on which he first meets the age and service requirements for early retirement and such election was made prior to the occurrence of the accident, the election shall become effective as of the date of his death. A Participant may revoke an election under this section either before or after it becomes effective, an appropriate actuarial reduction shall be made in his retirement allowance upon his subsequent retirement.

SECTION X - ADMINISTRATIVE COMMITTEE AND ADMINISTRATION

10.1 The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed in a Administrative Committee of not less that three (3) persons appointed from time to time by the Board of Directors. Any member of the Administrative Committee may resign by delivering his written resignation to the Board of Directors and the Secretary of the Administrative Committee.

10.2 The members of the Administrative Committee shall elect a Chairman from their number and a Secretary who may be but need not be one of the members of the Administrative Committee; may appoint from their number such committees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel, employ agents and provide for such clerical, accounting, actuarial and consulting services as they may require in carrying out the provisions of the Plan; may direct the Trustee in the management of the assets of the Plan; may appoint one or more investment managers to direct the Trustee in the management of the assets of the Plan provided that such appointment shall be of no effect unless approved by the Board of Directors; may allocate among themselves or delegate to other persons all or such portion of their duties hereunder, other than those granted to the Trustee under the Trust instrument adopted for use in implementing the Plan, as they, in their sole discretion shall decide, provided that any such allocation or delegation shall be of no effect unless approved by the Board of Directors and shall be periodically reviewed by the Administrative Committee.10.3 The Administrative Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

10.4 Any act which the Plan authorizes or requires the Administrative Committee to do may be done by a majority of its members. The action of such majority expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the Administrative Committee and shall have the same effect for all purposes as if assented to by all members of the Administrative Committee at the time in office.

10.5 No member of the Administrative Committee shall receive any compensation from the Plan for his services as such.

10.6 Subject to the limitations of the Plan, the Administrative Committee from time to time shall establish rules for the administration of the Plan and the transaction of its business. The determination of the Administrative Committee as to any disputed question shall be conclusive.

10.7 The Administrative Committee shall adopt from time to time service and mortality tables and the rate or rates of interest, compounded annually, which shall be used in all actuarial calculations required in connection with the Plan. As an aid to the Administrative Committee in adopting such tables and in fixing the rates of the Company contributions payable to the Plan, the actuary designated by the Administrative Committee shall make annual actuarial valuations of the contingent assets and liabilities of the Plan, and shall submit to the Administrative Committee such tables and rates of contribution as he recommends for use. The Administrative Committee shall maintain accounts showing the fiscal transactions of the Plan, and shall keep in convenient form such data as may be necessary for actuarial valuations of the Plan. The Administrative Committee shall submit a report each year to the Board of Directors, giving a brief account of the operation of the Plan during the past year, and a copy of such report shall be filed in the office of the Plan, where it shall be open to inspection by any member of the Plan.

10.8 The members of the Administrative Committee shall use that degree of care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in his conduct of a similar situation.


SECTION XI - NON-ALIENATION OF BENEFITS

11.1 To the extent permitted by law, none of the benefits or payments or proceeds of any contract arising out of or by virtue of this Plan shall be subject to any claim or any legal process by a creditor of a Participant or of any beneficiary, and neither the Participant nor any beneficiary shall have the right to anticipate, alienate, encumber or assign any of the benefits, payments, proceeds, or avails arising out of the Plan, other than pursuant to a "Qualified Domestic Relations Order" pursuant to section 414(p) of the Code.


SECTION XII - PAYMENTS OF BENEFITS TO PERSON OTHER THAN DESIGNATED BENEFICIARY

12.1 In the event that there shall be found, upon evidence satisfactory to the Administrative Committee, that any person to whom a retirement benefit is payable hereunder is unable to care for his affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a guardian or other legal representative) may be paid to the spouse, parent, brother or sister or other party (including private or public institutions) determined by the Administrative Committee to have incurred expense for such person or otherwise entitled to payment. Any such payment shall be a payment for the account of the Participant, retired Participant or other Beneficiary and shall be a complete discharge of any liability under the Plan therefor.

SECTION XIII - RIGHTS AND OBLIGATIONS OF THE CORPORATION

13.1 The Corporation by action of its Board of Directors may amend the Plan at any time and from time to time but no amendment shall make it possible at any time prior to the satisfaction of all liabilities under the Plan for any part of the Fund to revert to the Corporation or to be used for or diverted to purposes other than the exclusive benefit of Participants and their Beneficiaries either by operation or termination of the Plan, Deposit Administration Contract or the Trust, by power of revocation or amendment, by collateral agreement or by any other means, provided, however, that any funds remaining after satisfaction of all liabilities under this Plan and due to erroneous actuarial calculations shall be returned to the Corporation.

13.2 The Plan shall not be deemed to constitute a contract between any Employee and the Corporation or to be a consideration of or for employment. Nothing in the Plan shall give any Employee the right to be retained in the employ of the Corporation. All Employees shall remain subject to discharge, discipline or layoff without regard to the existence of the Plan or their participation in it.

13.3 The Corporation hopes and expects to maintain this Plan as a permanent and continuing retirement program but in order to guard against unforeseen circumstances, the right to terminate the Plan and discontinue all payments to the Trustee and/or on account of any Deposit Administration Contract to provide benefits hereunder is unconditionally reserved by the Corporation.

13.4 The Corporation, by action of its Board of Directors, may terminate the Plan for any reason at any time. In case of termination of the Plan, or partial termination, the rights of Participants to the benefits accrued under the Plan to the date of such termination or discontinuance, to the extent then funded, shall be non-forfeitable.

         The funds of the Plan shall be used for the exclusive benefit of Participants, spouses, former Participants, retired Participants, Beneficiaries, and contingent annuitants under the Plan as of the date of such termination or discontinuance of contributions, except as otherwise provided herein and except that any funds not required to satisfy all liabilities of the Plan for benefits because of erroneous actuarial computation shall be returned to the Corporation.

         Upon the complete termination of the Plan, each Participant employed by the Corporation shall have a fully vested and nonforfeitable interest in his accrued benefit, as of the date of termination, to the extent then funded. In such event, the net assets of the Fund, after payment of all expenses incident to the termination, shall be allocated among the Participants and their spouses and beneficiaries in accordance with section 4044 of the Employee Retirement Income Security Act of 1974 and applicable Pension Benefit Guaranty Corporation regulations, subject to the approval of the Internal Revenue Service.

         The Company, in its discretion, may determine to continue the Fund for the purpose of paying out funded benefits to Participants and their spouses and their beneficiaries upon the contingencies and in the circumstances as set forth in the Plan, with such modifications as may be necessary by reason of the termination, or at any time may determine to terminate the Fund by the distribution of all funded benefits through the purchase of annuities or, if determined by the Company, lump sum payments or any other lawful means, provided that any annuities purchased shall include terms consistent with this Plan and that the lump sum payments are of Equivalent Actuarial Value.

         Upon any termination of the Plan that constitutes a partial termination under applicable law, each affected Participant shall have a fully vested and nonforfeitable interest in his accrued benefit as of the date of the partial termination, to the extent then funded. Benefits shall be paid to Participants affected by the partial termination upon the contingencies and in the circumstances as set forth in the Plan.

13.5 The annual payments to any Top-25 Employee (as described in (b)) are restricted to an amount equal to the payments that would be made on behalf of the Employee under a single life annuity that is of Equivalent Actuarial Value to the sum of the Employee's accrued benefit and the Employee's other benefits under the Plan.

         a) This restriction does not apply however if (1) after payment to an employee described in (b) of all benefits described in (c), the value of the Plan assets equals or exceeds 110% of the value of current liabilities, as defined in section 412(l)(7) of the Code, or (2) the value of the benefits described in (c) for an employee described in (b) is less than 1% of the value of such current liabilities.

         b) Top-25 Employees - The employees whose benefits are restricted on distribution include all highly compensated employees and highly compensated former employes (see (d)), subject to the limitation of the next sentence. In any one year, the total number of employees whose benefits are subject to restriction under this
              Section is limited to the group of 25 highly compensated employees and highly compensated former employees with the greatest Compensation as defined in (e).

         c) "Benefit" Defined - For purposes of this Section, "benefit" includes loans in excess of the amounts set forth in section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living employee, and any death benefits not provided for by insurance on the employee's life.

         d) Highly Compensated - The term "highly compensated" has the meaning given that term by section 414(q) of the Code.

         e) Compensation - The term "compensation" has the same meaning as Annual Earnings.

         f) Other Exceptions - The provisions of this Section do not apply if the Commissioner determines that such provisions are not necessary to prevent the prohibited discrimination that may occur in the event of an early termination of the Plan.

13.6 The Plan may not be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan unless each Participant, spouse, former Participant, retired Participant, Beneficiary or contingent annuitant under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.


SECTION XIV - MAXIMUM RETIREMENT BENEFITS

14.1     Maximum Benefit Limitation

         (a) The maximum annual Pension payable to a Participant under the Plan, when added to any pension attributable to contributions of the Corporation or an Affiliated Employer Corporation provided to the Participant under any other qualified defined benefit plan, shall be equal to the lesser of (1) $90,000 or (2) the Participant's average annual remuneration during the three (3) consecutive calendar years of his participation in the Plan affording the highest such average, or during all of the years in which he was a Participant of the Plan if less than three (3) years, subject to the following adjustments:

              (i) If the Participant has not been a Participant of the Plan for at least 10 years, the maximum annual Pension in clause
                    (1) above shall be multiplied by the ratio which the number of years of his participation in the Plan bears to 10. This adjustment shall be applied separately to the amount of the Participant's Pension resulting from each change in the benefit structure of the Plan, withthe number of the years of participation in the Plan being measured from the effective date of each such change.

              (ii) If the Participant has not completed 10 years of Vesting Service, the maximum annual Pension in clause (2) above shall be multiplied by the ratio which the number of years of his Vesting Service bears to 10.

              (iii) If the Pension begins before the Participant's social security retirement age but on or after his 62nd birthday, the maximum Pension in clause (1) above shall be reduced by 5/9 of one percent for each of the first 36 months plus 5/12 of one percent for each additional month by which the Participant is younger than the social security retirement age at the date his Pension begins. If the Pension begins before the Participant's 62nd birthday, the maximum Pension in clause (1) above shall be of Equivalent Actuarial Value to the maximum benefit payable at age 62 as determined in accordance with the preceding sentence.

              (iv) If the Pension begins after the Participant's social security retirement age, the maximum Pension in clause (1) above shall be of Equivalent Actuarial Value to that maximum benefit payable at the social security retirement age.

              (v) If the Participant's Pension is payable as a joint and survivor Pension with his spouse as the Beneficiary, the modification of the Pension for that form of payment shall be made before the application of the maximum limitation, and, as so modified, shall be subject to the limitation.

              (vi) As of January 1 of each calendar year beginning on or after January 1, 1988, the dollar limitation as determined by the Commissioner of Internal Revenue for that calendar year shall become effective as the maximum permissible dollar amount of Pensions payable under the Plan during the calendar year, including Pensions payable to the Participants who retired prior to that calendar year, in lieu of the dollar amount in clause (1) above.

         (b) In the case of a Participant who is also a participant of a defined contribution plan of the Corporation or an Affiliated Employer Corporation, his maximum benefit limitation shall not exceed an adjusted limitation computed as follows:

              (i)   Determine the defined contribution fraction.

              (ii)  Subtract the result of (i) from one (1.0).

              (iii) Multiply the dollar amount in clause (1) of paragraph (a)
                    above by 1.25.

              (iv)  Multiply the amount described in clause (2) of paragraph
                    (a) above by 1.4.

              (v)   Multiply the lesser of the result of (iii) or the result of
                    (iv) by the result of (ii) to determine the adjusted maximum benefit limitation applicable to the Participant.

         (c)  For purposes of this Section:

              (i) the defined contribution fraction for a Participant who is a participant of one or more defined contribution plans of the Corporation or an Affiliated Employer Corporation shall be a fraction the numerator of which is the sum of the following:

                    (A) the Corporation's and Affiliated Employer Corporation's contributions credited to the Participant's accounts under the defined contribution plan or plans,

                    (B) with respect to calendar years before 1987, the lesser of the part of the Participant's contributions in excess of 6 percent of his compensation or one-half of his total contributions to such plan or plans, and with respect to calendar years beginning after 1986, all of the Participant's contributions to such plan or plans, and

                    (C) any forfeitures allocated to his accounts under such plan or plans, but reduced by any amount permitted by regulations promulgated by the Commissioner of Internal Revenue; and the denominator of which is the lesser of the following amounts determined for each year of the Participant's Vesting Service:

                    (D) 1.25 multiplied by the maximum dollar amount allowed by law for that year; or

                    (E) 1.4 multiplied by 25% of the Participant's remuneration for that year. At the direction of the Administrative Committee, the portion of the denominator of that fraction with respect to calendar years ending before 1983 shall be computed as the denominator of 1982, as determined under the law as then in effect, multiplied by a fraction the numerator of which is the lesser of:

                    (F)   $51,875, or

                    (G) 1.4 multiplied by 25% of the Participant's remuneration for 1981, and the denominator of which is the lesser of:

                    (H)   $41,500, or

                    (I) 25% of the Participant's remuneration for that calendar year;

              (ii) a defined contribution plan means a pension plan which provides for an individual account for each participant and for benefits based solely upon the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participant's which may be allocated to that participant's accounts, subject to (iii) below;

              (iii) a defined benefit plan means any pension plan which is not a defined contribution plan; however, in the case of a defined benefit plan which provides a benefit which is based partly on the balance of the separate account of a participant, that plan shall be treated as a defined contribution plan to the extent benefits are based on the separate account of a participant and as a defined benefit plan with respect to the remaining portion of the benefits under the plan;

              (iv) the term "remuneration" with respect to any Participant shall mean all earnings as defined in Section 1.4 of this Plan.

              (v) the term "social security retirement age" with respect to any Participant shall mean age 65 with respect to a Participant who was born before January 1, 1938; age 66 with respect to a Participant who was born after December 31, 1937 and before January 1, 1955; and age 67 with respect to a Participant who was born after December 31, 1954;

              (vi) the term "Equivalent Actuarial Value" means the equivalent value when computed on the basis of the 1963 George B. Buck Mortality Table, assuming 80% males and 20% females, and interest at the rate of five (5) percent per year, compounded annually; and

              (vii) the term "Pension" means a benefit payable annually in the form of a straight life annuity (with no ancillary benefits) under a plan to which employees do not contribute and under which no rollover contributions are made.

         (d) Notwithstanding the preceding paragraphs of this Section, a Participant's annual Pension payable under this Plan, prior to any reduction required by operation of paragraph (b) above, shall in no event be less than

                    (i) the benefit that the Participant had accrued under the Plan as of the end of the Plan Year beginning in 1982, with no changes in the terms and conditions of the Plan on or after July 1, 1982 taken into account in determining that benefit, or

                    (ii) the benefit that the Participant had accrued under the
                         Plan as of the end of the Plan Year beginning in 1986, with no changes in the terms and conditions of the Plan on or after May 5, 1986 taken into account in determining that benefit.

         (e) For the purpose of this Section, if the accrued benefit of any Participant exceeds the benefit limitations under Section 415 of the Code, as amended by TRA '86, said benefit is reduced, as of the first limitation year beginning after December 31, 1986 to the level permitted under TRA '86.

14.2     Top-Heavy Provisions

         a) For purposes of this Section, the Plan shall be "top-heavy" with respect to any Plan Year beginning on or after January 1, 1984 if, as of the last day of the preceding Plan Year, the present value of the cumulative Accrued Benefits under the Plan for "key employees" exceeds 60 percent of the present value of the cumulative Accrued Benefits under the Plan for all Employees, determined as of the applicable "valuation date". For purposes of this paragraph (a), "valuation date" shall mean the date as of which annual plan costs are or would be computed for minimum funding purposes with respect to such preceding Plan Year. The determination as to whether an Employee will be considered a "key employee" shall be made in accordance with the provisions of
              Section 416(i) (1) and (5) of the Code and any regulations thereunder, and, where applicable, on the basis of the Employee's compensation from the Corporation as reported on Form W-2 for the applicable Plan Year. The present value of Accrued Benefits shall be computed in accordance with Section 416 (g) (3) and (4) (B) of the Code on the basis of the l963 GBB Mortality Table with interest of 5 percent.

              For purposes of determining whether the Plan is top-heavy, the present value of Accrued Benefits under the Plan will be combined with the present value of Accrued Benefits or account balances under any other qualified plan of the Corporation or an Affiliated Corporation Employer including consideration of any terminated Plan, including Keogh Plan in which there are Participants who are key employees or which enables the Plan to meet the requirements of Section 401(a)(4) or 410 of the Code, and, in the Corporation's discretion, may be combined with present value of Accrued Benefits of account balances under any other qualified plan of the Corporation or an Affiliated Corporation Employer in which all members are non-key employees if the contributions or benefits under that other plan are at least comparable to the benefits provided under this Plan.

              For Plan years beginning after December 31, l984, the accrued benefit of an employee, who has not performed any service for the employer maintaining the Plan at any time during the five-year period ending on the determination date, is excluded from the calculation to determine top-heaviness. When testing for "top-heavy" conditions non-proportional subsidies, if applicable, shall be considered.

              In any Plan year that the Plan is "top-heavy" the annual compensation of each employee taken into account for such plan year to determine compensation, or benefit shall not exceed the first $200,000 of such compensation.

              For the purpose of this section only, any determination, as provided for above, shall use a 6-year graded vesting schedule, as set out below:

                    6-Year Graded Vesting Schedule(1)
                                                                Nonforfeitable
                    Years of Service                             Percentage
                    ----------------------------------------------------------
                           2                                          20
                           3                                          40
                           4                                          60
                           5                                          80
                       6 or more                                     100

        (1) (If in any event this vesting schedule becomes effective any Participant having not less than 3 years of service is permitted to elect, within a reasonable period after the effective date of such vesting provision to have his nonforfeitable percentage computed under the Plan without regard to the vesting schedule set out directly above.)

         In any year that the Plan is "top-heavy" the minimum annual benefit for each non-key employee's minimum annual benefit shall be equal to the lesser of 20%, or 2% per year of service based on each employee's average compensation for the five (5) highest consecutive service years. An Employee who is eligible to participate in any other benefit plan of the Employer shall have his minimum benefit computed and recognized under this defined benefit plan.

         For the purpose of this section, each non-key employee who has completed at least 1000 hours of service during an accrual computation period shall accrue a minimum benefit, as set out above, for the year in question. Each plan of the Employer in which a "key employee" participates (in the Plan year containing the date or any of the four
         (4) preceding plan years) and each other plan which enables a "key employee" to participate during the period tested to meet the requirements of IRC 401 (a) (4), or 410(b) shall be aggregated for top-heavy testing purposes and are considered the required aggregation group.

         For the purpose of this section, a "non-key" employee is an employee who is not a key employee and if applicable may include employees who are former "key-employees".

         In the event that the above top-heavy provisions become effective and the "non-key" employee is a Participant in any other defined benefit Plan, defined contribution plan, such benefit, or which have accrued in such other plans shall be considered as an off-set to the minimum defined benefit as set out above.


SECTION XV - MISCELLANEOUS

15.1 The headings and sub-headings in the Plan are inserted for reference only and are not to be considered in the construction of the provisions of the Plan.

15.2 The Plan may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument sufficiently evidenced by any one thereof.

15.3 The provisions of the Plan shall be interpreted in accordance with federal laws and regulations and, except to the extent preempted by federal law, in accordance with the laws of the State of New York.

15.4     Conditions of Employment Not Affected by Plan

         The establishment of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of the Corporation to discharge any Employee and to treat him without regard to the effect which that treatment might have upon him as a Participant or potential Participant of the Plan.

         In case any provisions of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan which shall remain in full force and effect.

15.5     Lost Beneficiary

         Any benefit payable under the Plan shall be forfeited if the Corporation after reasonable effort is unable to locate the Participant or beneficiary to whom payment is due. However, any such forfeited benefit shall be reinstated and become payable if a claim is made by the Participant or beneficiary for such forfeited benefit.


SECTION XVI - DISTRIBUTIONS AFTER DECEMBER 31, 1992

16.1 This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

16.2     Definitions

         a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         c) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         d) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.


(NOTE: TABLE 1 ATTACHED HERETO, i.e., JOINT AND SURVIVOR FACTORS, IS
       INCORPORATED HEREIN BY REFERENCE.)



     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer this 2nd day of March, 1996.




                          By: /s/ Ross K. Colquhoun
                             -------------------------------
                             Ross K. Colquhoun
                             Chairman of the Board and
                             Chief Executive Officer